Exhibit (e)(1)(b)

                                   SCHEDULE A

                                October 20, 2003

                            EATON VANCE GROWTH TRUST
                             DISTRIBUTION AGREEMENT

                 I. Funds sold prior to June 23, 1997 Agreement

                                                     Sales                             Prior Agreements
                                                 Commissions on                       Relating to Class B
     Name of Fund Adopting this Agreement        Class B Shares                      and/or Class C Assets
     ------------------------------------        --------------                      ---------------------
Eaton Vance Asian Small Companies Fund                 5%        Class B:  March 1, 1996 / November 1, 1996

Eaton Vance Greater China Growth Fund                  5%        Class B:  June 7, 1993 / November 1, 1996
                                                                 Class C:  December 17, 1993 / January 27, 1995 / November 1, 1996

Eaton Vance Growth Fund                                5%        Class B:  August 1, 1994 / November 1, 1996
                                                                 Class C:  August 1, 1994 / January 27, 1995 / November 1, 1996

Eaton Vance Information Age Fund                       5%        Class B:  August 23, 1995 / November 1, 1996
                                                                 Class C:  November 10, 1995 / November 1, 1996

(2)Eaton Vance Worldwide Health Sciences Fund          5%        Class B:  July 17, 1996 / November 1, 1996

Note:  All Funds adopted a Distribution Agreement dated November 1, 1996

                 II. Funds sold since to June 23, 1997 Agreement

                                                                                             Sales Commissions
         Name of Fund Adopting this Agreement (effective date)                  On Class B Shares          On Class D Shares
         -----------------------------------------------------                  -----------------          -----------------
(1)Eaton Vance-Atlanta Capital Large-Cap Growth Fund (December 10, 2001)                N/A                     N/A

(1)Eaton Vance-Atlanta Capital Small-Cap Fund (December 10, 2001)                       N/A                     N/A

(3)Eaton Vance-Atlanta Capital Intermediate Bond Fund (December 10, 2001)               N/A                     N/A

Eaton Vance Information Age Fund                                                        5%                      5%

(2)Eaton Vance Worldwide Health Sciences Fund                                           5%                      5%


(1) These Funds offer Class A, Class R and Class I Shares.
(2) This Fund offers Class R Shares.
(3) This Fund offers Class R and Class I Shares.

                                      A-1